                                                                     EXHIBIT 4.6

                               GUARANTEE AGREEMENT

                  GUARANTEE AGREEMENT dated as of May 6, 2003 (the "Agreement"), by and among KMART CORPORATION ("Guarantor") on the one hand, and CRK Partners, L.P. ("CRK"), CRK Partners II, L.P. ("CRK II"), ESL Institutional Partners, L.P. ("ESL LP") and ESL Investors L.L.C. ("ESL LLC"; and together with CRK, CRK II and ESL LP, collectively the "Beneficiaries") on the other hand.

                  Reference is made to (i) the 9% Convertible Subordinated Note dated as of May 6, 2003, between Kmart Holding Corporation (the "Borrower") and CRK; (ii) the 9% Convertible Subordinated Note dated as of May 6, 2003, between the Borrower and CRK II; (iii) the 9% Convertible Subordinated Note dated as of May 6, 2003, between the Borrower and ESL LP; and (iv) the 9% Convertible Subordinated Note dated as of May 6, 2003, between the Borrower and ESL LLC (each as amended, restated, supplemented, modified or waived from time to time, a "Note" and, collectively, the "Notes"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Notes or, if not defined in the Notes, then in the Investment Agreement, dated as of January 24, 2003, among Kmart Corporation, ESL Investments, Inc. and the other parties thereto (as amended, restated, supplemented, modified or waived from time to time, the "Investment Agreement").

                  WHEREAS, pursuant to the terms and provisions of the Investment Agreement, the Beneficiaries have the right, under certain circumstances, to purchase the Notes from the Borrower;

                  WHEREAS, it is a condition to the Beneficiaries' voluntary purchase of the Notes that the Guarantor guarantee payment of all obligations of the Borrower thereunder (the "Guarantee");

                  WHEREAS, the Guarantor desires that the Beneficiaries purchase the Notes and has determined that such purchase will be in the best interests of the Guarantor; and

                  WHEREAS, therefore, the Guarantor is willing to give this Guarantee as an inducement to the Beneficiaries to purchase the Notes and the Beneficiaries are willing to purchase the Notes partially in reliance on the Guarantor's agreement to enter into this Guarantee;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration received and to induce the Beneficiaries to purchase such Notes, the Guarantor covenants, agrees, represents and warrants to the Beneficiaries as follows:

                  SECTION 1. Guarantee. (a) The Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiaries, as primary obligors and not merely as surety, the due and punctual payment in full of the principal, interest and all other sums due on the Notes, whether now existing or hereafter incurred (hereinafter collectively, the "Obligations") when and as the same shall become due and payable, whether at the stated maturity thereof, by accelera-tion, or otherwise. Payments by the Guarantor shall be paid upon demand in the lawful money of the United States of America. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Guarantor, and that the Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. No amount shall be payable hereunder unless and until an Event of Default shall have occurred and be continuing and all of the Obligations shall have become due and payable, it being understood and agreed that the obligations of the Guarantor shall be due and payable hereunder immediately upon the Obligations becoming due and payable.

                  (a) Each and every default in the payment of the principal or interest or any other sum due under the Notes shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

                  SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Beneficiaries to assert any claim or demand or to exercise or enforce any right or remedy against the Borrower or any other guarantor under the provisions of this Agreement, the Notes, any Transaction Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, the Notes any other Transaction Document, any other guarantee or any other agreement, or (c) the failure to give notice to the Guarantor of the occurrence of any Event of Default under the terms and provisions of the Notes.

                  SECTION 3. Guarantee of Payment. The Guarantor agrees that this Guarantee constitutes an absolute, unconditional, present and continuing guarantee of payment and not of collection, and waives any right to require that any resort be had by the Beneficiaries to (i) any security held by or for its benefit for payment of the principal, interest or any other sums due under the Notes, (ii) the Beneficiaries' rights against any other person including the Borrower or any other guarantor of the Notes, or (iii) any other right or remedy available to the Beneficiaries by contract, applicable law or otherwise. It is the intent of this Guarantee that the Beneficiaries shall have resort to the Guarantor without resorting to any remedy against the Borrower and without demand to it, as though the Guarantor were primarily liable for the repayment of the indebtedness.

                  SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

                  (a) the failure of the Beneficiaries to assert any claim or demand or to enforce any remedy under the Notes, any other Transaction Document, any other guarantee or any other agreement;

                  (b) any compromise, settlement, release, extension, indulgence, change, waiver or modification (including without limitation, a change in the principal amounts or in the interest rate) or termination of the Notes, any other Transaction Document, any other guarantee or any other agreement;

                  (c) the extension of the time for payment of the principal, interest or any other sum due under the Notes;

                  (d) any default, failure or delay, willful or otherwise, in the performance of the Obligations by the Borrower;

                  (e) the voluntary or involuntary commencement of a case or proceeding under the United States Bankruptcy Code or under any state or foreign bankruptcy, insolvency or similar statute affecting the Borrower; the liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets of the Borrower; the marshaling of assets and liabilities; receivership, insolvency, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of debts; or other similar events or proceedings affecting the Borrower or any allegation or contest of the validity of this Guarantee or the Notes in any such proceeding; it being specifically understood, consented and agreed to that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantor to the same extent and with the same force and effect as if such events and proceedings had not been instituted; and it is the intent and purpose of this Guarantee that the Guarantor shall and does hereby waive all rights and benefits which might accrue to the Guarantor by reason of any such proceedings;

                  (f) any impairment, whether by negligence or otherwise, of any rights of subrogation of the Guarantor;

                  (g) any failure of the Beneficiaries to mitigate damages resulting from any default by the Borrower under the Notes;

                  (h) the actual or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee; or

                  (i) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

                  SECTION 5. Defenses of Borrower Waived. To the extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause (including, without limitation, any present or future law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Notes), or the cessation from any cause of the liability of the Borrower, other than payment in full in cash of the Obligations. The Beneficiaries, at their election, in accordance with the terms and subject to the conditions set forth in the Notes, may exercise, or fail to exercise, any right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid in full in cash. The Guarantor waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other guarantor, as the case may be.

                  SECTION 6. Subordination of Rights of Guarantor. Upon payment by the Guarantor of any sums to the Beneficiaries as provided above (a "Guarantor Payment"), all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of the remaining Obligations owing to the Beneficiaries (after giving effect to all Guarantor Payments). In furtherance of the preceding sentence, if any amount shall be paid to the Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Beneficiaries and shall be credited against the payment of the Obligations in accordance with the terms of the Notes.

                  SECTION 7. Subordination of Rights of the Beneficiaries. Notwithstanding anything contained herein to the contrary, all obligations of the Guarantor to the Beneficiaries evidenced by this Guarantee shall not become due or be paid or payable except to the extent permitted under that certain Subordination Agreement dated as of May 6, 2003, by and among the Beneficiaries, Borrower, Guarantor and General Electric Capital Corporation, as Administrative Agent (the "Subordination Agreement"), which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

                  SECTION 8. Information. The Guarantor assumes all responsibility for being, as of the date hereof, and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that the Beneficiaries will have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

                  SECTION 9. Representations and Warranties. The Guarantor hereby represents and warrants to the Beneficiaries that all of the statements contained in this Section 9 are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

                  (i) Corporate Existence; Compliance with Law. Each of Guarantor and its Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization as of the date hereof, (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect, (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted, except as would not reasonably be expected to have a Material Adverse Effect and except as otherwise provided in Section 3.1 of the Credit Agreement of even date hereof among Kmart Corporation, the other Credit Parties signatory thereto, the Lenders signatory thereto, General Electric Capital Corporation (as Administrative Agent, Co-Collateral Agent and Lender) and others (the "Credit Agreement"), (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except as which would not reasonably be expected to have a Material Adverse Effect and except as otherwise provided for in Section 3.1 of the Credit Agreement, (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable, and (f) is (and its respective properties are) in compliance with all applicable provisions of law, except where the failure to comply with such laws, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and except as otherwise provided for in Section 3.1 of the Credit Agreement.

                  (ii) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Guarantor of this
Guarantee: (a) is within Guarantor's power, (b) has been duly authorized by all necessary corporate action, (c) does not contravene any provision of Guarantor's charter or bylaws, (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority, (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, (f) does not result in the creation or imposition of any Lien upon any of the property of Guarantor, and (g) does not require the consent or approval of any Governmental Authority or any other Person, other than the Confirmation Order, which will have been duly obtained prior to the Closing Date, except, in the case of clauses (d) through (g), as would not reasonably be expected to have a Material Adverse Effect. This Guarantee shall be duly executed and delivered by Guarantor and shall constitute the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  SECTION 10. Termination. The guarantee made hereunder shall terminate when all of the Obligations have been paid in full and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Beneficiaries or the Guarantor upon the bankruptcy or reorganization of the Borrower, the Guarantor or otherwise. Without limiting the generality of the foregoing, if after receipt of any payment of all or any part of the Obligations guaranteed hereunder, the Beneficiaries are for any reason compelled to surrender or voluntarily surrender, such payment or proceeds to any person, (i) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds; or (ii) for any other reason, including without limitation (A) any judgment, decree or order of any court or administrative body having jurisdiction over the Beneficiaries or any of their property, or (B) any settlement or compromise of any claim effected by the Beneficiaries with any such person (including the Borrower), then the obligations or part thereof intended to be satisfied shall be reinstated and continue and this Guarantee shall continue in full force as if such payment or proceeds had not been received by the Beneficiaries, notwithstanding any revocation thereof or the cancellation of the Notes or any other instrument evidencing any obligation of the Borrower or otherwise; and the Guarantor shall be liable to pay to the Beneficiaries, and hereby does indemnify the Beneficiaries and hold the Beneficiaries harmless for the amount of such payment or proceeds so surrendered and all expenses (including all attorneys' fees, court costs and expenses attributable thereto) incurred by the Beneficiaries in the defense of any claim made against the Beneficiaries that any payment or proceeds received by the Beneficiaries in respect of all or any part of the Obligations must be surrendered. The provisions of this Section 10 shall survive the termination of this Guarantee, and any satisfaction and discharge of the Borrower by virtue of any payment, court order or any federal or state law.

                  SECTION 11. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to Guarantor when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Beneficiaries and a counterpart hereof shall have been executed on behalf of each of the Beneficiaries, and thereafter shall be binding upon the Guarantor and the Beneficiaries and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Beneficiaries, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement, the Notes or the other Transaction Documents.

                  SECTION 12. Waivers; Amendment. (a) No failure or delay of the Beneficiaries in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Beneficiaries hereunder, under the Notes, and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by and among the Guarantor and the Beneficiaries.

                  SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  SECTION 14. Notices. All communications and notices hereunder shall be in writing and shall be delivered (a) if to the Guarantor, to it at 3100 West Big Beaver Road, Troy, MI 48084, Attn: General Counsel, with copies to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois, 60606, Attn: John Wm. Butler, Jr. and Eric J. Ivester, and (b) if to any of the Beneficiaries, to it care of ESL Investments, Inc. at One Lafayette Place, Greenwich, CT 06830, Attn: Edward S. Lampert.

                  SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, the Notes, or any other Transaction Document shall be considered to have been relied upon by the Beneficiaries, regardless of any investigation made by the Beneficiaries or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or other amount payable under the Notes is outstanding and unpaid.

                  (b) In the event any one or more of the provisions contained in this Agreement, the Notes or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdictions). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 11.

                  SECTION 17. Jurisdiction; Consent to Service of Process. (a) Each of the Guarantor, on the one hand, and the Beneficiaries, on the other hand, hereby irrevocably and unconditionally submits, for themselves and their property, to the exclusive jurisdiction of the courts of Illinois, New York and of the United States of America, in each case located in Cook Country or New York County (the "Selected Courts"), including the Bankruptcy Court, for any proceeding arising out of or relating to this Agreement (and agrees not to commence any proceeding relating thereto except in such courts) and waives any objection to venue being laid in any of the Selected Courts whether based on the grounds of forum non conveniens or otherwise; provided that each of the Beneficiaries, on the one hand, and the Guarantor, on the other hand, hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court for so long as the Bankruptcy Court retains jurisdiction.

                  SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 19. Effectiveness. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Notes are executed and delivered by the Borrower to the Holders.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

KMART CORPORATION                          CRK PARTNERS, L.P.

 By /s/ Ronald B. Hutchison                 By /s/ William Crowley
    ----------------------------------         ---------------------------------
 Name: Ronald B. Hutchison                  Name: William Crowley
 Title:                                     Title:
 Address:_____________________________      Address:____________________________
         _____________________________              ____________________________
         _____________________________              ____________________________

ESL INVESTORS L.L.C.                       CRK PARTNERS II, L.P.

 By /s/ William Crowley                     By /s/ William Crowley
    ----------------------------------         ---------------------------------
 Name: William Crowley                      Name: William Crowley
 Title:                                     Title:
 Address:_____________________________      Address:____________________________
         _____________________________              ____________________________
         _____________________________              ____________________________

ESL INSTITUTIONAL PARTNERS, L.P.

 By /s/ William Crowley
    ----------------------------------
 Name: William Crowley
 Title:
 Address:_____________________________
         _____________________________
         _____________________________